Exhibit 24.2
DIODES INCORPORATED
POWER OF ATTORNEY
FILING OF REGISTRATION STATEMENT ON FORM S-3
     The undersigned, a director of Diodes Incorporated, a Delaware corporation, hereby nominates and appoints Dr. Keh-Shew Lu and Carl C. Wertz, as his agents and attorneys-in-fact (the “Agents”), for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (including the undersigned’s capacity as a director of Diodes Incorporated), to sign this Registration Statement on Form S-3 (Registration No. 333-127833) and any and all amendments (including post-effective amendments) to this Registration Statement, and any and all registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with or related to the offering communicated by this Registration Statement and its amendments, if any, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the Agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully cause to be done by virtue hereof.
     This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the Securities and Exchange Commission.
     IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 7th day of September, 2005.

/s/ Shing Mao
Shing Mao